EXHIBIT 10.1

OFFICE BUILDING LEASE

MATHSOFT, INC.

Office Building Lease – Table of Contents (cont.)

21. INDEMNIFICATION	10

22. TENANT’S INSURANCE	10

23. WAIVER OF SUBROGATION	11

24. SUBORDINATION AND ATTORNMENT	11

25. TENANT ESTOPPEL CERTIFICATES	12

26. TRANSFER OF LANDLORD’S INTEREST	12

27. DEFAULT	12

28. BROKERAGE FEES	14

29. NOTICES	14

30. GOVERNMENT ENERGY OR UTILITY CONTROLS	14

31. RELOCATION OF PREMISES (INTENTIONALLY DELETED)	14

32. QUIET ENJOYMENT	14

33. OBSERVANCE OF LAW	14

34. FORCE MAJEURE	14

35. CURING TENANT’S DEFAULTS	14

36. SIGN CONTROL	15

37. HAZARDOUS WASTE	15

38. MISCELLANEOUS	15

39. OPTION TO EXTEND LEASE TERM (INTENTIONALLY DELETED)	17

ACKNOWLEDGMENT OF LANDLORD	18

ACKNOWLEDGMENT OF TENANT	19

ACKNOWLEDGMENT OF TENANT	20

Office Building Lease – Table of Contents (cont.)

EXHIBIT A– FLOOR PLAN OF PREMISES	21

EXHIBIT B – LEGAL DESCRIPTION	24

EXHIBIT C – RULES AND REGULATIONS	25

ADDENDUM ONE	29

ADDENDUM TWO – ASBESTOS NOTIFICATION	30

OFFICE BUILDING LEASE

This Lease between Lake Union Building LLC (“Landlord”), and Mathsoft, Inc. (“Tenant”) is dated May 18, 1999.

1. LEASE OF PREMISES

In consideration of the Rent (as defined at Section 5.3) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit “A,” and further described in Exhibit “B.” The Premises are located within the Building and Project described in Section 2 m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees to use the Common Areas (as defined at Section 2 e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a.	Base Rent :

Floor One/Suite 120:	$10,704.00 per year
Floor Four:	$297,423.12 per year
Floor Five:	$291,510.00 per year

b.	Base Year: The calendar years of 1999 and 2000

c.	Brokers:

Landlord’s: Chiles & Company, Inc.

Tenant’s: Washington Partners, Inc.

d.	Commencement Date:

Floor Five and Suite 120:	October 1, 1999
Floor Four (approximately 5,913 RSF):	January 1, 2000
Floor Four (approximately 7,043 RSF):	April 1, 2000

e.	Common Areas: The building lobbies, common corridors and hallways, restrooms and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.	Expense Stop: None

g.	Expiration Date: September 30, 2004

h.	Index (Section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers.

i.	Landlord’s Mailing Address:

(Rent Remittance)
Lake Union Building LLC
c/o Chiles & Company, Inc.
1300 Dexter Avenue North
Suite 310
Seattle, WA 98109

(All other Correspondence and Documentation)
Chiles & Company, Inc.
1300 Dexter Avenue North
Suite 310
Seattle, WA 98109

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

Tenant’s Mailing Address:

Mathsoft, Inc.
1700 Westlake Avenue North
Floor 5
Seattle, WA 98109

j.	Monthly Installments of Base Rent: The rental rate shall be as follows:

Floor Five/Suite 500

Months	1-60	$24,292.50 per month	$22.50 per RSF

Floor Four (approx. 5,913 RSF)

Months	1-57	$11,579.63 per month	$ 23.50 per RSF

Floor Four (approx. 7,043 RSF)

Months	1-54	$13,205.63 per month	$ 22.50 per RSF

Floor One/Suite 120

Months	1-60	$ 892.00 per month	$ 12.00 per RSF

The monthly rent is due the first day of each calendar month during the lease term.

k.	Parking: Tenant shall have an option for twenty-six (26) parking spaces at current market rates. All parking arrangements shall be made through Landlord’s parking lot contractor, Ampco System Parking (Scott Reisnouer – 206/346-0026). If at the commencement of the Lease Tenant elects not to rent the twenty-six (26) parking spaces allotted to them, or if during the lease term any of the twenty-six (26) parking spaces are returned to the Landlord, reassignment of such parking spaces will be subject to availability, and may be reassigned on a month-to-month basis.

l.	Premises: That portion of the Building containing the following square feet of Rentable Area, as shown on Exhibit “A,” located on the first (1st), fourth (4th) and fifth (5th) floor of the Building:

Floor One/Suite 120:	approx. 892 RSF
Floor Four:	approx. 12,956 RSF
Floor Five:	approx. 12,956 RSF

m.	Project: The building of which the Premises are a great part (the “Building”) and any other buildings or improvement on the real property (the “Property”) located at 1700 Westlake Avenue North—Seattle, WA and further described as Exhibit “B”. The Project is known as THE LAKE UNION BUILDING.

n.	Rentable Area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o.	Security Deposit (Article 7): $ 10,524.33 ($6,354.17 transferred from Lease Agreement by and between The Bartell Drug Company and Statistical Science, Inc., dated June 22, 1990, and $4,170.16 transferred from Sublease Agreement by and between D. Garvey Corporation and Mathsoft, Inc., dated October 20, 1998, and assigned to Landlord per Lease Termination Agreement dated March 9, 1999).

p.	State: The State of Washington.

q.	Tenant’s First Adjustment Date (Section 5.2): The first day of the calendar month following the Commencement Date plus twelve (12) months.

r.	Tenant’s Use Clause (Article 8): General Office Use

s.	Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

3. EXHIBITS AND ADDENDUMS

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease.

a. Exhibit “A” Floor Plan showing the Premises.

b. Exhibit “B” Legal Description.

c. Exhibit “C” Rules and Regulations.

d. Addendum One

e. Addendum Two Asbestos Notification.

4. DELIVERY OF POSSESSION

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT

5.1	Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Tenant shall pay Landlord the first month’s Base Rent when Tenant executes the Lease. If Tenant takes possession of the Premise after the Commencement date, Tenant first month’s rent charge shall be adjusted (pro-rated) accordingly., and any credit balance will be applied to the second month’s rent.

5.2	Adjusted Base Rent.

a.	The Base Rent (and the corresponding Monthly Installment of Base Rent) set forth at Section 2a shall be adjusted annually (the “Adjustment Date”), commencing on Tenant’s First Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the index. The index in publication three (3) months before the Commencement Date shall be the “Base Index.” The index in publication three (3) months before each Adjustment Date shall be the “Comparison Index.” As of each Adjustment Date, the Base Rent payable during the ensuing twelve-month period shall be determined by increasing the initial Base Rent by a percentage equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date) the Base Rent for the ensuing twelve-month period shall remain the amount of the Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the “Base Rent” for all purposes under this Lease.

b.	If at any Adjustment Date the index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the “Index” hereunder.

5.3	Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord (other than rent) under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the “Rent”). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefore and without deduction or offset, in lawful money of the United States of America.

5.4	Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any government restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from the Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

6. INTEREST AND LATE CHARGES

If Tenant fails to pay when due Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2 o upon execution of this Lease, as security for Tenant’s faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall within ten (10) days after written demand therefore, restore the Security Deposit to the full amount originally deposited; Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8. TENANT’S USE OF THE PREMISES

Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of occupancy. Tenant, at Tenant’s own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord (From 7:00 a.m. to 6:00 p.m. Monday - Friday, excluding legal holidays) in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditions (“HVAC”) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice (48 hours advance notice) pay Landlord’s charges (current charge - $ 9.25 per hour) therefore on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord. Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines, or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

Nothing contained in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately measured, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES

Tenant’s taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory conditions, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE

a.	Landlord’s Obligations.

Landlord shall perform improvements to the Premises as described in Addendum One. Landlord shall maintain in good order, condition, and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b.	Tenant’s Obligations.

(1)	Tenant shall perform Tenant’s Work to the Premises as described in working drawings such as cables, telephone installation, wiring and the like.

(2)	Tenant at Tenant’s sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

(3)	Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant’s Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant’s Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(4)

If Tenant fails to maintain the Premises in good order, conditions and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus 2 percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result for performing any such work.

c.	Compliance With Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d.	Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

e.	Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f.	Except as otherwise expressly provided in this Lease Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or the Premises.

g.	Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h.	Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant’s expense.

12. ALTERATIONS AND ADDITIONS

a.	Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent will not be unreasonably withheld. Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord’s option, require that any such work be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work.

b.	Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant’s leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c.

Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to at least one and one-half (1  1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic’s and material men’s liens and to insure timely completion of the work. Nothing contained in this Section 12 c shall relieve Tenant of its obligation under Section 12 b to keep the Premises, Building and Project free of all liens.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

d.	Unless their removal is required by Landlord as provided in Section 12 a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY

a.	All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b.	All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “C” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

a.	To name the Building and Project and to change the name or street address of the Building or Project;

b.	To install and maintain all signs on the exterior and interior of the Building and Project;

c.	To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

d.	At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e.	To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in any emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a.	Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b.

If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, to terminate the lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1)	Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2)	The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3)	No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4)	No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5)	Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however dominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c.	Not withstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d.	No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

e.	If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, the Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the “Monthly Installments of Base Rent” payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

a.	Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty and (iii) loss by condemnation. Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b.	If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys to the Premises.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

18. SURRENDER OF PREMISES

a.	Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty and (iii) loss by condemnation. Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b.	If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE

a.	If the Premises or a material portion of the Building necessary for Tenant’s occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b.	If Landlord’s estimate of the time required for repair exceeds ninety (90) days, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after Tenant’s receipt of the estimate. If Landlord does not substantially complete repair and restoration of damage or does not restore access to the Premises within the ninety 90 day period, measured from the date of the casualty or loss of access, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within sixty (60) days after expiration of the estimated repair period. If the damage or destruction occurs during the last year of the Term, either party may terminate this Lease by giving notice to the other Party

c.	If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d.	If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e.	This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20. EMINENT DOMAIN

a.	If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to Terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

a.	In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s personal property.

c.	In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.

21. INDEMNIFICATION

a.	Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant’s use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (3) any negligent or otherwise tortuous act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b.	Landlord shall indemnify, defend and hold Tenant harmless from any liability, loss, cost, expense or claim (including reasonable attorney fees) of any nature resulting from any injury to person or damage to property arising from the negligence or willful misconduct of Landlord, its employees, contractors, agents, or invitees or any activities conducted on or about the Demised Premises by anyone other than Tenant, its employees, contractors or agents.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant (except Tenant’s agents, officers, employees or invitees), Tenant’s duty to indemnify and defend shall be proportionate to Tenant’s allocable share of joint negligence or willful misconduct. When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Landlord and a third party unrelated to Landlord (except Landlord’s agents, officers, employees or invitees), Landlord’s duty to indemnify and defend shall be proportionate to Landlord’s allocable share of joint negligence or willful misconduct.

In the absence of comparative or concurrent negligence on the part of the party claiming indemnity under this Section 21 or its employees, contractors, agents or invitees, the foregoing indemnity shall also include reasonable costs, expenses and attorney’s fees incurred in successfully establishing the right to indemnity. The indemnifying party shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to the indemnified party. The indemnified party agrees to cooperate fully with the indemnifying party and its counsel in any matter where the indemnifying party elects to defend, provided the indemnifying party shall promptly reimburse the indemnified party for reasonable costs and expenses incurred in connection with its duty to cooperate.

c.	Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22. TENANT’S INSURANCE

a.

All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provisions that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefore. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

b.	Beginning in the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Term. Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the premises, in the amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under ( ii) above shall be paid to Tenant.

c.	Beginning in the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Term. Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operation of Tenant in, on or about the Premises, providing personal injury and broad from property damage coverage for not less than One Million Dollars ($1,000.000.00) combined single limit for bodily injury, death and property damage liability.

Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord and Landlord’s designee (Chiles & Company, Inc.) as additional named insured and shall also contain a provision stating that such policy or policies shall not be canceled or materially altered except after thirty (30) days written notice to Landlord.

d.	Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all Tenant’s insurance policy limits for all insurance carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23. WAIVER OF SUBROGATION

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

25. TENANT ESTOPPEL CERTIFICATES

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder, or if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are not incurred defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month’s Rent has been paid in advance.

26. TRANSFER OF LANDLORD’S INTEREST

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT

27.1	Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a.	If Tenant abandons or vacates the Premises; or

b.	If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c.	If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

d.	If a writ of attachment or execution is levied on this Lease or any of Tenant’s Property; or

e.	If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f.	If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g.	If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

h.	If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2	Remedies. In the event of Tenant’s default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a.	Terminate this Lease and Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

b.	Continue this Lease in effect, re-enter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c.	Re-enter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord re-enters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

1.	Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

2.	Rent Prior to Award. The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3.	Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

4.	Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker’s commissions.

“The worth at the time of the award” as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth at the time of the award” as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3

Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure and diligently pursue such cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

shall have the right to cure that default at Landlord’s expense, except in the event of a material breach. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Chiles & Company and Washington Partners, Inc. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. The Landlord shall pay all leasing commissions due to Chiles & Company, as a result of this Lease transaction. The Tenant shall pay all leasing commissions due to Washington Partners, Inc., as a result of this Lease transaction.

29. NOTICES

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. RELOCATION OF PREMISES (Intentionally Deleted)

32. QUIET ENJOYMENT

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW

Tenants shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial order, enemy or hostile government actions, civil commotion, fire or other casualty or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

35. CURING TENANT’S DEFAULTS

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all reasonable costs of such performance promptly upon receipt of a bill therefore.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

36. SIGN CONTROL

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. HAZARDOUS WASTE

Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any “Hazardous Material” (as defined below) upon or about the Property, or permit Tenant’s employees, agents, contractors and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises: (a) such substances shall be used an maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable law and the manufacturers’ instructions therefore, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law of Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises of the migration thereof from or to other property, (ii) any demand claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non routine, improper or lawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law, At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefore, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term “Hazardous Material” for purposed hereof shall mean any chemical, substance, material or waste or component thereof by any federal, state or local governing body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupant of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 19 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 19.

38. MISCELLANEOUS

a.

Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the provision contained in the addendum shall control, unless otherwise provided in the addendum balance of the Rent or pursue any

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b.	Addenda. If any provisions contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c.	Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

d.	Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e.	Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f.	Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of Washington

g.	Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h.	Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i.	Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j.	Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k.	Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l.	Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m.	Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n.	Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o.	Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

p.	Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provisions, and any provisions so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q.	Successors and Assigns. This Lease shall apply to an bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r.	Time of the Essence. Time is of the essence of this Lease.

s.	Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

39. OPTION TO EXTEND LEASE TERM (Intentionally Deleted)

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the dates set forth below.

LANDLORD		TENANT

LAKE UNION BUILDING LLC		MATHSOFT, INC.

By:	/s/ Jean L Barber	By:	/s/ Richard Bohdanowicz
Title:	Chief Financial Officer of Manager	Title:	VP/GM

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Chiles & Company as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney. In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

ACKNOWLEDGMENT OF LANDLORD

(Corporate)

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this                      of             , 19     , before me personally appeared                                                                                        and                                                                                        to me known to be the                                                                                        and                                                               respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of ,
residing at

My Commission Expires:

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

ACKNOWLEDGMENT OF TENANT

(Corporate)

STATE OF	)
	)	ss.
COUNTY OF	)

On this                      of                                 , 19     , before me personally appeared                                                               and                                                               to me known to be the                                                               and                                                               respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of ,
residing at

My Commission Expires:

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

ACKNOWLEDGMENT OF TENANT

(Individual)

STATE OF	)
	)	ss.
COUNTY OF	)

On this day personally appeared before me                                                              , to me known to be the individual described in and who executed the foregoing lease, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this day                      of                     , 19        .

NOTARY PUBLIC in and for the State of ,
residing at

My Commission Expires:

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

EXHIBIT A

FLOOR PLAN OF PREMISES

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

EXHIBIT A

FLOOR PLAN OF PREMISES (CONT.)

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

EXHIBIT A

FLOOR PLAN OF PREMISES (CONT.)

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

EXHIBIT B

LEGAL DESCRIPTION

The Property, situated in the City of Seattle, County of King, State of Washington, is located at 1700 Westlake Avenue North, and further described as LAKE UNION SHORE LANDS ADDITION; LOT 1 THRU 10 BLOCK 92

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

EXHIBIT C

RULES AND REGULATIONS

1.	Landlord may from time to time adopt appropriate system(s) and procedures for the security and safety of the building, any person occupying, using, or entering the building, or any equipment, finishing, or contents of the building, and tenant will comply with landlord’s reasonable requirements relative to such systems and procedures.

2.	The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of landlord would be prejudicial to the safety, character, reputation, and interests of the building and its tenants,, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the building. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices or similar devices) on the exterior of the building or on the roof of the building.

3.	No sign, placard, picture, name, advertisement, or written notice visible from the exterior of tenant’s premises will be inscribed, painted, affixed, or otherwise displayed by tenant on any part of the building or the premises without the prior written consent of landlord. Landlord will adopt and furnish to tenant general guidelines relating to signs inside the building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the tenant by a person approved by landlord. Other than draperies expressly permitted by landlord and building standard mini-blinds, material visible from the outside the building will not be permitted. In the event of the violation of this rule by tenant, landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4.	No cooking will be done or permitted by any tenant on the premises, except in areas of the premises which are specially constructed for cooking and except that the use by the tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

5.	No tenant will employ any person or persons other than the cleaning service of landlord for the purpose of cleaning the premises, unless otherwise agreed to by landlord in writing. Except with the written consent of landlord, no person or persons other than those approved by landlord will be permitted to enter the building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should tenant’s actions result in any increased expense for any required cleaning, landlord reserves the right to assess tenant for such expenses.

6.	The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7.	No tenant will in any way deface any part of the premises or the building of which they form a part. In those portions of the premises where carpet has been provided directly or indirectly by landlord, tenant will at its own expense install and maintain pads to protect the carpet under all furniture having caster other than carpet casters.

8.	No tenant will alter, change, replace, or rekey any lock or install a new lock on any door of the premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the premises. Any new door locks required by tenant or any change in keying of existing locks will be installed or changed by landlord following tenant’s written request to landlord and will be at tenant’s expense. All new locks and rekeyed locks will remain operable by landlord’s pass (master) key. Landlord will furnish each tenant, free of charge, with five (5) keys to each door lock on the premises and five (5) building/access cards. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to landlord all keys and access cards for the premises and building that have been furnished to such tenant.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

9.	The elevator designated for freight by landlord will be available for use by all tenants in the building during the hours and pursuant to such procedures as landlord may determine from time to time. The moving company must be a locally recognized professional mover whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by landlord prior to the start of any moving operations. Insurance must be sufficient, in landlord’s sole opinion, to cover all personal liability, theft or damage to the project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as landlord will direct, and all moving will take place during non-business hours unless landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects will, if considered necessary by landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of tenant. Landlord reserves the right to inspect all such property to be brought into the building and to exclude from the building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the premises will be delivered or removed through the entrance and route designated by landlord, and landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of landlord, its agents, or employees.

10.	No tenant will use or keep in the premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in tenant’s normal operations in the premises. Without landlord’s prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the premises.

11.	Landlord will have the right, exercisable upon written notice and without liability to any tenant, to change the name and street address of the building.

12.	Landlord will have the right to prohibit any advertising by tenant mentioning the building that, in landlord’s reasonable opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from landlord, tenant will refrain from or discontinue such advertising.

13.	Tenant will not bring any animals (except “Seeing Eye” dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the building except in areas designated from time to time by landlord for such purposes.

14.	All persons entering or leaving the building between the hours of 6pm and 7am Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the building during such time periods.

15.	Each tenant will store all its trash and garbage within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each tenant and such items may not be disposed of in the building trash receptacles nor will they be removed by the building’s janitorial service, except at landlord’s sole option and at the tenant’s expense. No furniture, appliance, equipment, or flammable products of any type may be disposed of in the building trash receptacles.

16.	Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each tenant will cooperate to prevent the same.

17.	The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the property manager of landlord. Property manager may not do anything outside of their regular duties unless under special instructions from landlord.

18.	A directory of the building will be provided for the display of the name and location of tenants. Any additional name(s) that tenant desires to place in such directory must first be approved by landlord, and if so approved, tenant will pay to landlord a charge, set by landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by landlord in its sole discretion. Space on any exterior signage will be provided in landlord’s sole discretion. No tenant will have any right to the use of any exterior sign.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

19.	Tenant will see that the doors of the premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before tenant or tenant’s employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant will make good all injuries sustained by other tenants or occupants of the building or landlord. On multiple-tenancy floors, all tenants will keep the doors to the building corridors closed at all times except for ingress and egress.

20.	Tenant will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of the tenants in the building.

21.	Neither landlord nor any operator of the parking areas within the project, as the same are designated and modified by landlord, in its sole discretion, from time to time (the “parking areas”) will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, tenant understands and agrees that: (a) landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) tenant uses the parking areas at its own risk; and (c) landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases landlord from any and all liability arising out of the use of the parking areas by tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

22.	Tenant (including tenant’s employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars , small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by landlord from time to time with respect to the parking areas. The parking areas may be used by tenant, its agents, or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to landlord; or (c) by tenant after default by tenant under the lease, landlord, in addition to any other rights otherwise available to landlord, may consider such default an event of default under the lease.

23.	Tenant’s right to use the parking areas will be in common with other tenants of the project and with other parties permitted by landlord to use the parking areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by landlord, provided that tenant’s rights under the lease are preserved. Landlord will not be liable to tenant for any unavailability of tenant’s designated spaces, if any, nor will any unavailability entitle tenant to any refund, deduction, or allowance. Tenant will not park in any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

24.	If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond landlord’s control, tenant’s inability to use the parking spaces will not subject landlord or any operator of the parking areas to any liability to tenant and will not relieve tenant of any of its obligations under the lease and lease will remain in full force and effect.

25.	Tenant has no right to assign or sublicense any of its rights in the parking spaces, except as part of a permitted assignment or sublease of the lease; however tenant may allocate the parking spaces among its employees or contractors.

26.	No act or thing done or omitted to be done by landlord or landlord’s agent during the term of the lease in connection with the enforcement of these rules and regulations will constitute an eviction by landlord of any tenant nor will it be deemed an acceptance of surrender of the premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by landlord. The delivery of keys to any employee or agent of landlord will not operate as a termination of the lease or a surrender of the premises unless such delivery of keys is done in connection with a written instrument executed by landlord approving the termination or surrender.

27.	In these rules and regulations, tenant includes the employees, agents, invitees, and licensees of tenant and others permitted by tenant to use or occupy the premises.

28.	Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by landlord will be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent landlord from enforcing any such rules and regulations against any or all of the tenants of the building after such waiver.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

29.	These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the lease.

30.	Tenant shall keep landlord advised of the current telephone numbers of tenants’ employees who may be contacted in an emergency; i.e. fire, break-in, vandalism, etc.

31.	Tenant will not smoke or permit its employee or invitees to smoke in the building.

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

ADDENDUM ONE

This is an Addendum to the Lease dated May 18, 1999, between Lake Union Building LLC (“Landlord”), and Mathsoft, Inc. (“Tenant”).

1. Tenant Improvements:

Excluding any supplemental HVAC in the server room, Landlord shall provide tenant improvements reflected in the drawing prepared by JPC Architects dated April 20, 1999. In addition, Landlord shall provide carpet and paint on floor five and removal of a storage room wall in suite 120.

Landlord shall provide Tenant an allowance of up to $12,000.00 for supplemental HVAC in Tenant’s server room. Any HVAC equipment added by the Tenant shall be self-contained and shall not be a part of the building HVAC system, or have any adverse effect on the building HVAC system. Landlord shall not be responsible for the operation or maintenance of any HVAC equipment installed by the Tenant. Tenant shall obtain a maintenance agreement at Tenant’s sole cost and expense, for routine and preventative maintenance of any HVAC equipment installed by Tenant. All HVAC alterations must be approved by the Landlord, prior to the commencement of any work.

Tenant shall be responsible for any additional utility cost incurred by the Landlord, as a result of Tenant’s operation of supplemental HVAC equipment in Tenant’s server room.

2. Expansion Space:

Landlord agrees to advise Tenant, at Tenant’s request, of any space available or becoming available on Floor Three or Floor Six during the term of the lease. This may not be construed as a First Right of Refusal or an option for any space in the building.

3. Prior Access – NE Corner of Floor Four (approximately 5,913 RSF):

Prior to the Commencement Date, Tenant, its agents, and contractors, shall be allowed access to the Premises with no obligation to pay rent, to plan, measure, run computer cabling, and install telephone system.

In the event of any conflict between the this Addendum and Lease, this Addendum shall prevail.

Landlord Initials:	/s/ JB	Tenant Initials:	/s/ R.B.

Date: 6/7/99		Date: 5/3/99

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

ADDENDUM TWO

ASBESTOS NOTIFICATION

This is an Addendum to the Lease dated May 18, 1999, between Lake Union Building LLC (“Landlord”), and Mathsoft, Inc. (“Tenant”).

A. Notification of Asbestos

Landlord hereby notifies Tenant, in accordance with the Occupational Safety and Health Administration asbestos rule (1995), 59 Fed. Reg. 40964, 29 CFR 1910, 1001, 1926.1101, clarification 60 Fed. Reg. 33974 (OSHA Asbestos Rule), of the presence of asbestos-containing materials (ACMs) and/or presumed asbestos-containing materials (PACMs) (as such term is defined in the OSHA Asbestos Rule), in the following locations within the Lake Union Building:

The following building materials were found to be asbestos-containing:

Spray-applied fireproofing and overspray: located above the suspended ceilings and throughout the building and in the parking structure (15-25% chrysotile asbestos, friable and in good condition; debris exist on suspended ceiling throughout)

Hard pipe fitting insulation on fiberglass insulated pipes: located above ceiling, behind wall, and in fan rooms: friable and in good condition.

Analytical results of asbestos containing materials found on floor one:

Material	Location	Analysis
Fireproofing	1st Floor Janitorial Closet	20% Chrysotile
4” Hard Fitting On Fiberglass	1st Floor Mail Room Utility Closet	3% Amosite
Fireproofing	4th Floor Southwest	25% Chrysotile
Fireproofing	5th Floor Kitchen	15% Chrysotile

The Lake Union Building follows an Asbestos Operation & Maintenance Program developed by PBS Environmental. Certain work practices/procedures are followed when work is performed in areas where asbestos is located. A copy of the building asbestos survey was hand-delivered to Mathsoft, Inc., on May 7, 1997.

See Asbestos Survey Report for additional information.

(i) Pursuant to the Building Inspection Survey. Such notification by Landlord is made pursuant to the building inspection survey issued by PBS Environmental on May 1, 1998 (such survey is attached hereto).

(ii)Tenant Acknowledgment. Tenant acknowledges receipt of such notification in Paragraph B hereof and understands, after having consulted with its legal counsel, that the purpose of such notification is to make Tenant, its agents, employees, sublessees and contractors/vendors aware of the presence of ACMs and/or PACMs in The Lake Union Building, in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

B. Acknowledgment from contractors/vendors and employees.

Tenant shall deliver to Landlord a copy of a signed acknowledgment (in the same form as attached hereto) from any contractor/vendor, agent, or employee of Tenant five (5) business days prior to the commencement of any of the following activities within or about the Premises:

(i) Removal of ceiling tile for any reason;

(ii) Removal of thermal system insulation (TSI) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured paint or fireproofing material);

(iii) Removal of ACMs and PACMs that are not TSI or surfacing;

(iv) Repair, maintenance and tenant improvement (including but not limited to the installation/adjustment of telephone and data equipment, electrical repairs/adjustments, plumbing repairs/adjustments and tenant improvement work) operations that are likely to disturb ACMs and PACMs; and

Lease: Lake Union Building LLC/Mathsoft, Inc.

May 18, 1999

(v) Custodial and housekeeping activities or any other activity where even minimal contact with ACMs and PACMs may occur.

In the event of any conflict between this Addendum and Lease, this Addendum shall prevail.

Landlord Initials:	/s/ JB	Tenant Initials:	/s/ RB
Date: 6/7/99		Date: 5/3/99